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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF GB HOLDINGS, INC.



                                                                        STATE
        NAME                            ADDRESS                       ORGANIZED



Greate Bay Hotel and Casino, Inc.  136 S. Kentucky Avenue             New Jersey
                                   Atlantic City, New Jersey 08401

GB Property Funding Corp.          Indiana Avenue & Brighton Park     New Jersey
                                   9th Floor
                                   Atlantic City, New Jersey 08401